UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 02, 2010
Fresh Harvest Products, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

000-24189	33-1130446
(Commission File Number)	(IRS Employer Identification No.)

280 Madison Ave, Suite 1005 New York, NY 10016	10016
(Address of Principal Executive Offices)	(Zip Code)

917-652-8030
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01

Entry into a Material Definitive Agreement.

Item  2.01

Completion of Acquisition or Disposition of Assets.

Item  2.03

Creation of a Direct Financial Obligation of the Registrant.

Item  3.02

Unregistered Sales of Equity Securities.

On March 2, 2009, Fresh Harvest Products, Inc. (the “Company”) simultaneously entered into an asset purchase agreement (“Purchase Agreement”) with and purchased certain assets of the principal assets of Take and Bake, Inc., a Washington limited liability company, doing business as A.C. LaRocco Pizza Company (“Seller”) and its principal (majority) shareholders Clarence Scott and Karen Leffler ("Shareholders") with offices at 1014 N Pines Rd, Suite 202, Spokane, WA 99206. The Seller was in the business of marketing and distributing all natural and organic, whole grain, heart healthy pizzas, including organic thin pizzas with sprouted grain crust. The purchase calls for equal cash payments over a period of 60 months and issuance of shares of the Company’s common stock to the Seller. The Company has commenced the monthly cash payments. However, since the Company currently does not have sufficient shares of its common stock authorized for issuance, it will not issue the required shares until it effects an amendment of its certificate of incorporation to increase its authorized common stock. This is expected to be completed no earlier than May 23, 2010. See the Company’s Schedule 14C (Preliminary Information Statement) filed with the U.S. Securities and Exchange Commission on April 23, 2010. After the shares are issued, the Company will file an amendment to this Current Report on Form 8-K to reflect said issuance.

In April 2010, the Company formed a wholly owned subsidiary, A.C. LaRocco, Inc. (a Delaware corporation) (the “Subsidiary”) for the purpose of implementing its new pizza business. Although there are presently no formal executed employment agreements, Mr. Scott and Ms. Leffler have been retained in sales and marketing capacities by the Subsidiary. Their current compensation arrangements are to be determined. It is expected that their titles, responsibilities, compensation arrangements will be formalized in written employment agreements in the future.

The principal provisions of the Purchase Agreement include:

•

Purchase Price: $108,000 payable over 60 months at the rate of $1,800 per month; and 15,000,000 shares of the Company’s common stock.

•

Assets Purchased include: Product, Inventory and supplies; office furniture, office equipment, computer equipment and other machinery and equipment; fixtures and leasehold improvements, trademarks, trademark applications, trade names, service marks, telephone numbers, contracts, leases, licenses, insurance policies, fidelity and contract bonds, and other assets related to the pizza business.

•

Assets Excluded include: cash and cash equivalents and judgments, as well as all receivables due the Seller on March 2, 2010 (closing) or earned within 60 days of the closing; all checkbooks,  stubs,  books of account , ledgers  and accounting journals related to the Pizza operation; and accounts receivable resulting from litigation initiated by the Seller prior to the closing.

A copy of the Purchase Agreement is incorporated by reference thereto and attached as an Exhibit 10.1 hereto. The foregoing descriptions of the Purchase Agreement is qualified in it’s entirety by reference to the full text of attached exhibit.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Number

Description

10.1

Asset Purchase Agreement between Fresh Harvest Products, Inc., a New Jersey corporation, (Purchaser) and Take and Bake, Inc., a Washington limited liability company, (Seller)

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fresh Harvest Products, Inc.

Date: April 30, 2010	By: /s/ Michael Jordan Friedman
Michael Jordan Friedman
President, Chief Executive Officer and Chairman of the Board of Directors